Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Bruce Horowitz, the Chief Operating Officer (principal executive officer) of Provectus Biopharmaceuticals, Inc. (the “Company”), and Heather Raines, CPA, the Chief Financial Officer (principal financial officer) of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on August 14, 2023.

By:	/s/ Bruce Horowitz
Bruce Horowitz
Chief Operating Officer (Principal Executive Officer)
By:	/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer (Principal Financial Officer)